Exhibit 107

Calculation of Filing Fee Tables

424B5

(Form Type)

Invesco Mortgage Capital Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	Equity	Common stock, par value $0.01 per share	415(a)(6)	56,865,980				(1)	S-3	333-229917	2/27/19	$16,605.15

	Total Offering Amounts					$179,127,837(2)	0.00009270	$16,605.15

	Total Fees Previously Paid							$16,605.15

	Total Fee Offsets							$16,605.15

	Net Fee Due							$0.00

(1)

Securities being offered under this prospectus supplement include unsold securities previously registered on the prospectus supplement filed pursuant to Rule 424(b)(5) on November 3, 2021 (the “Prior Prospectus Supplement”) and the accompanying prospectus, dated February 27, 2019, included in the registrant’s then-active registration statement on Form S-3ASR, filed with the Securities and Exchange Commission on February 27, 2019 (File No. 333-229917) (the “2019 Registration Statement”). Payment of the registration fee at the time of filing of the 2019 Registration Statement was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act, and was paid at the time the Prior Prospectus Supplement for this offering was initially filed on November 3, 2021. As of the date hereof, the registrant has not sold 56,865,980 of the shares of common stock registered pursuant to the Prior Prospectus Supplement (the “Unsold Securities”). In connection with the prior registration of the Unsold Securities, the registrant paid a registration fee of $16,605.15. In accordance with Rule 415(a)(6) under the Securities Act of 1933, as amended, all of the Unsold Securities are being carried forward and included in this prospectus supplement. Accordingly, no registration fee is being paid at this time. Pursuant to Rule 415(a)(6), this “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the current registration statement on Form S-3ASR filed with the Securities and Exchange Commission on February 18, 2022 (File No. 333-262861) to continue the offering of Unsold Securities initially registered under the Prior Prospectus Supplement.

(2)

Estimated solely for the purpose of computing the amount of the registration fee, and reflects the portion of the maximum aggregate offering price in the Prior Prospectus Supplement represented by the Unsold Securities. The registration fee was originally estimated in connection with the filing of the Prior Prospectus Supplement in accordance with Rule 457(c) under the Securities Act of 1933, as amended, or the Securities Act, based on the average of the high and low reported sale prices for Invesco Mortgage Capital Inc.’s common stock as reported by the New York Stock Exchange on October 29, 2021.